Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708
Website: secretaryofstate.biz

                                                           Entity #
                                                           E0844792006-3
ARTICLES OF INCORPORATION                                  Document Number:
(PURSUANT TO NRS 78)                                       20060736790-80
                                                           Date Filed
                                                           11/16/2006 1:45:42 PM

                                                                In the office of
                                                                 /s/ Dean Heller
                                                                     Dean Heller
                                                              Secretary of State
                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               Simple Tech, Inc.

2. Resident Agent             EastBiz.com, Inc.
   Name and Street            Name
   Address:
  (must Street be a           5348 Vegas Drive                     Las Vegas  Nevada   89108
   Nevada address where          Address                             City             Zip Code
   process may
   be served).                Optional Mailing Address City State Zip Code

3. Shares:
   (number of shares             Number of shares                                     Number of shares
   corporation                   with par value: 200,000,000      Par value: .0001   without par value:
   authorized
   to issue)


4. Names & Addresses,         1. Moshe Danino
   of Board of                   Name
   Directors/Trustees:           8 HaBonim Street, Beit Kanyotek, Unit 404     ASHDOD         Israel
   (attach additional page       Street Address                                 City          State      Zip Code
   if there is more than 3
   directors/trustees         2. Aviad Krief
                                 Name
                                 Panorama Ava, POB 175                         Atht           Israel      30300
                                 Street Address                                 City          State      Zip Code

                              3.
                                 Name

                                 Street Address                                 City          State      Zip Code

5. Purpose: (optional-
   see instructions)          The purpose of this Corporation shall be:
                              E-commerce

6. Names, Address             Miriam Nachison                            /s/ Miriam Nachison
   and Signature of           Name                                           Signature
   Incorporator.
   (attach additional page    20 Robert Pitt Drive, Suite 214                  Monsey          NY          10952
   if there is more than 1    Address                                           City          State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             EastBiz.com, Inc. /s/ Jan Karen                                  11/16/06
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date

                                   ATTACHMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                SIMPLE TECH INC.

     8. The governing board of Simple Tech Inc. (the "Corporation") shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director." The first Board of Directors of the corporation shall consist of two directors. The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. hi the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

     9. (a) The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) which shall consist of
(I) Hundred Fifty Million (150,000,000) shares of common stock, par value $0.0001 per share (the "Common Stock"), and (ii) Fifty Million (50,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

          (b) The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

               (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

               (ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

               (iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

               (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

               (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, paces, rates, adjustments and other terms and conditions of such conversion or exchange;

               (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

               (viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Articles of Incorporation.

          (c) The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board for such series before any cash dividends shall be declared and paid or set apart for payment, on the Common Stock with respect to the seine dividend period.

          (d) The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

     10. The Corporation shall have perpetual existence.

     11. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective.

     12. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     13. The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity.

     14. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein axe granted subject to this reservation.